Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

July 28, 2022

Media Contact:	Investor Contact:
Katie Hale	Jardon Jaramillo
Corporate Communications	Investor Relations
Phone: 646-599-3296	Phone: 503-464-7051

Portland General Electric Announces Second Quarter 2022 Results
•Revising 2022 GAAP basis earnings guidance from $2.50 to $2.65 to $2.60 to $2.75 per diluted share; initiating non-GAAP basis adjusted full-year 2022 earnings guidance of $2.74 to $2.89 which reflects the exclusion of previously disclosed deferral reductions related to 2020
•Continued strong energy delivery and customer growth, coupled with favorable power cost conditions
•Filed for amortization of 2021 Power Cost Adjustment Mechanism, 2020 Labor Day Wildfire and February 2021 Ice Storm deferrals

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $64 million, or $0.72 per diluted share, for the second quarter of 2022. This compares with GAAP net income of $32 million, or $0.36 per diluted share, for the second quarter of 2021.

“The region’s growth, driven by the semiconductor and digital technology sectors, relies upon safe, reliable, clean, affordable energy,” said Maria Pope, PGE president and CEO. “Our progress this quarter demonstrates our ongoing commitment to advancing Oregon’s clean energy goals and mitigating risk across our system to keep our customers safe, particularly during wildfire season and high heat. With the operational and financial progress we are making, PGE is positioned for long-term growth.”

Second Quarter 2022 Compared to Second Quarter 2021
Total revenues were driven by higher retail energy deliveries, due to continued growth in industrial demand, including high-tech and digital customers, offset by a reduction in the average price of deliveries due to a varying customer mix. Purchased power and fuel expense decreased due to strong hydro and power market conditions in 2022, and quarter over quarter tailwinds due to challenging market conditions in the second quarter of 2021. Operating and administrative expenses increased, driven by wildfire mitigation, grid resiliency and maintenance, enhancements to customer digital technology and higher professional services and insurance costs. Other income decreased due to declines in the value of the non-qualified benefit plan trust assets.

Company Updates
Major Deferral Amortization Request Filings

In July, PGE submitted amortization request filings to the OPUC for the 2021 Power Cost Adjustment Mechanism, 2020 Labor Day Wildfire, and February 2021 Ice Storm, representing $132 million of outstanding major deferrals. PGE anticipates resolution of these filings by the end of 2022 and plans to file an amortization request for the COVID-19 deferral, which has a $34 million balance as of June 30, 2022, in late 2022 or early 2023.

Renewable Energy and Non-Emitting Capacity Request for Proposal Update

The OPUC acknowledged PGE’s submitted shortlist of bids in the pending Renewable Request for Proposals (RFP) on July 15, 2022. The RFP is intended to procure at least 375 to 500 MW of qualifying renewable energy resources, approximately 375 MW of non-emitting dispatchable capacity resources, and up to 100 MW of renewable energy resources in support of the Green Future Impact program’s PGE supply option. PGE has since commenced negotiations with shortlist bidders and plans to finalize negotiations prior to the end of 2022 to allow sufficient time to capture expiring federal production tax credits for the benefit of customers.

The proposals for renewable energy resources provide various combinations of wind, solar, and battery storage options that include power purchase agreements (PPA) along with Company-owned resources. The proposals for non-emitting dispatchable capacity resources provide battery storage options and a pumped storage option that include PPAs along with Company-owned resources. The ultimate outcome of the RFP process may involve the selection of multiple projects for both renewable energy and non-emitting dispatchable capacity resources.

Wildfire Protection Plan Approved by the OPUC

In late April, the OPUC approved PGE’s 2022 Wildfire Mitigation Plan, the foundational document that implements the Company’s Wildfire Mitigation Program for assessing and addressing wildfire risks in PGE’s region. Core components of the plan include PGE’s risk assessment and modeling processes, system inspection, design and construction work, wildfire-related capital and technology investment plans, vegetation management plans and practices and proactive efforts employed during high-risk events. Customer and community safety is PGE’s highest priority, and this plan specifies efforts to address wildfire risks and remain in compliance with all relevant wildfire-related requirements.

Quarterly Dividend
As previously announced, on July 22, 2022, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.4525 per share. The quarterly dividend is payable on or before October 17, 2022, to shareholders of record at the close of business on September 26, 2022.

2022 Earnings Guidance

PGE is revising its estimate for full-year 2022 GAAP earnings guidance from $2.50 to $2.65 to $2.60 to $2.75 per diluted share; initiating non-GAAP basis adjusted full-year 2022 earnings guidance of $2.74 to $2.89 which reflects the exclusion of previously disclosed $17 million deferral reductions related to the year ended 2020. These are based on the following assumptions:
•An increase in energy deliveries between 2% and 2.5%, weather adjusted;
•Normal temperatures in its utility service territory;
•Average hydro conditions;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense from between $620 million to $640 million, which includes the $17 million impact of released deferrals related to 2020;
•Depreciation and amortization expense between $420 million and $440 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $600 million to $650 million;
•Capital expenditures of $755 million; and
•Average construction work in progress balance of $270 million.

Second Quarter 2022 Earnings Call and Webcast — July 28, 2022

PGE will host a conference call with financial analysts and investors on Thursday, July 28, 2022, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on July 28, 2022.

Maria Pope, President and CEO; Jim Ajello, Senior Vice President of Finance, CFO, Treasurer and CCO; and Jardon Jaramillo, Senior Director, Finance, Investor Relations, and Risk Management, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:
•Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order earnings test.

PGE’s reconciliation of non-GAAP earnings guidance is below.

Non-GAAP Earnings Guidance Reconciliation for full-year 2022

Diluted EPS (2)
GAAP full-year 2022 earnings per diluted share guidance	$2.68
Exclusion of released deferrals related to 2020	0.19
Tax effect (1)	(0.05)
Non-GAAP full-year 2022 earnings per diluted share guidance	$2.82
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory tax rate
(2) 2022 full-year GAAP and non-GAAP guidance presented based on the mid-point of the provided range

# # #
About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon. The company serves approximately 900,000 customers with a service area population of 2 million Oregonians in 51 cities. PGE owns 16 generation plants across Oregon and other Northwestern states and maintains and operates 14 public parks and recreation areas. For more than 130 years, PGE has powered the advancement of society, delivering safe, affordable, and reliable energy to Oregonians. PGE and its approximately 3,000 employees are working with customers to build a clean energy future. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. PGE is committed to achieving at least an 80% reduction in greenhouse gas emissions from power served to customers by 2030 and 100% reduction by 2040. In 2021, PGE became the first U.S. utility to join The Climate Pledge. For the eighth year in a row PGE achieved a perfect score on the 2021 Human Rights Campaign Foundation's Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ workplace equality. In 2021, PGE, employees, retirees, and the PGE Foundation donated $4.8 million and volunteered 15,760 hours with more than 300 nonprofits across Oregon. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “based on,” "believes," "conditioned upon," “considers,” "estimates," "expects," “forecast,” “goals,” “intends,” “needs,” “plans,” “promises,“ “seeks,” "should," “subject to,” “targets,” and similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the outcome of various legal and regulatory actions; demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in materials ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability and cost of purchased power and fuel; the development of alternative technologies; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or third party liability; cyber security breaches of the Company's customer information system or operating systems, data security breaches, or acts of terrorism, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; PGE business activities are concentrated in one region and future performance may be affected by events and factors unique to Oregon; and widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Revenues, net	$588	$545	$1,213	$1,157
Alternative revenue programs, net of amortization	3	(8)	4	(11)
Total revenues	591	537	1,217	1,146
Operating expenses:
Purchased power and fuel	168	185	370	354
Generation, transmission and distribution	85	76	175	156
Administrative and other	84	79	173	165
Depreciation and amortization	103	101	202	204
Taxes other than income taxes	39	35	79	73
Total operating expenses	479	476	999	952
Income from operations	112	61	218	194
Interest expense, net	38	33	76	67
Other income:
Allowance for equity funds used during construction	3	5	6	9
Miscellaneous income, net	—	3	—	5
Other income, net	3	8	6	14
Income before income tax expense	77	36	148	141
Income tax expense	13	4	24	13
Net income	64	32	124	128
Other comprehensive income	1	—	1	—
Net income and Comprehensive income	$65	$32	$125	$128

Weighted-average common shares outstanding (in thousands):
Basic	89,225	89,554	89,310	89,555
Diluted	89,371	89,672	89,449	89,687

Earnings per share:
Earnings per share—Basic and diluted	$0.72	$0.36	$1.39	$1.43

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$91	$52
Accounts receivable, net	289	329
Inventories	96	78
Regulatory assets—current	16	24
Other current assets	310	205
Total current assets	802	688
Electric utility plant, net	8,164	8,005
Regulatory assets—noncurrent	498	533
Nuclear decommissioning trust	43	47
Non-qualified benefit plan trust	38	45
Other noncurrent assets	238	176
Total assets	$9,783	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	June 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$191	$244
Liabilities from price risk management activities—current	55	47
Current portion of finance lease obligation	21	20
Accrued expenses and other current liabilities	653	457
Total current liabilities	920	768
Long-term debt, net of current portion	3,286	3,285
Regulatory liabilities—noncurrent	1,418	1,360
Deferred income taxes	432	413
Unfunded status of pension and postretirement plans	205	206
Liabilities from price risk management activities—noncurrent	67	90
Asset retirement obligations	244	238
Non-qualified benefit plan liabilities	92	95
Finance lease obligations, net of current portion	297	273
Other noncurrent liabilities	84	59
Total liabilities	7,045	6,787
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,242,672 and 89,410,612 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1,241	1,241
Accumulated other comprehensive loss	(9)	(10)
Retained earnings	1,506	1,476
Total shareholders’ equity	2,738	2,707
Total liabilities and shareholders’ equity	$9,783	$9,494

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$124	$128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202	204
Deferred income taxes	9	6
Pension and other postretirement benefits	7	12
Allowance for equity funds used during construction	(6)	(9)
Decoupling mechanism deferrals, net of amortization	(4)	11
Deferral of incremental storm costs	(3)	(52)
2020 Labor Day wildfire earnings test reserve	15	—
Other non-cash income and expenses, net	38	19
Changes in working capital:
(Increase)/decrease in accounts receivable, net	37	(9)
(Increase)/decrease in inventories	(19)	(3)
(Increase)/decrease in margin deposits	3	(35)
Increase/(decrease) in accounts payable and accrued liabilities	(55)	13
Increase in margin deposits from wholesale counterparties	149	17
Other working capital items, net	6	15
Other, net	(52)	(41)
Net cash provided by operating activities	451	276

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from investing activities:
Capital expenditures	(345)	(326)
Sales of Nuclear decommissioning trust securities	3	7
Purchases of Nuclear decommissioning trust securities	(3)	(5)
Proceeds from sale of properties	12	—
Other, net	(1)	(13)
Net cash used in investing activities	(334)	(337)

Cash flows from financing activities:
Payments on long-term debt	—	(140)
Borrowings on short-term debt	—	200
Repayments of short-term debt	—	(150)
Proceeds from Pelton/Round Butte financing arrangement	25
Dividends paid	(77)	(73)
Repurchase of common stock	(18)	(12)
Other	(8)	(4)
Net cash used in financing activities	(78)	(179)
Increase (Decrease) in cash and cash equivalents	39	(240)
Cash and cash equivalents, beginning of period	52	257
Cash and cash equivalents, end of period	$91	$17

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$63	$61
Cash paid for income taxes	16	11
Non-cash investing and financing activities:
Assets obtained under leasing arrangements	29	—

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Six Months Ended June 30,
	2022		2021
Revenues (dollars in millions):
Retail:
Residential	$558	46%	$559	49%
Commercial	346	29	332	29
Industrial	142	12	122	11
Direct Access*	17	1	24	2
Subtotal	1,063	88	1,037	91
Alternative revenue programs, net of amortization	4	—	(11)	(1)
Other accrued revenues, net	—	—	11	1
Total retail revenues	1,067	88	1,037	91
Wholesale revenues	121	10	74	6
Other operating revenues	29	2	35	3
Total revenues	$1,217	100%	$1,146	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	3,940	30%	4,003	32
Commercial	3,186	24	3,165	25
Industrial	1,972	15	1,813	15
Subtotal	9,098	69	8,981	72
Direct access:
Commercial	264	2	298	2
Industrial	854	7	761	6
Subtotal	1,118	9	1,059	8
Total retail energy deliveries	10,216	78	10,040	80
Wholesale energy deliveries	2,932	22	2,504	20
Total energy deliveries	13,148	100%	12,544	100%

Average number of retail customers:
Residential	807,777	88%	798,200	88%
Commercial	111,879	12	110,764	12
Industrial	192	—	191	—
Direct access	552	—	593	—
Total	920,400	100%	909,748	100%

* Commercial revenues from Direct Access customers for the three and six months ended June 30, 2022 were $3 million and $6 million, respectively. For the comparable three- and six-month periods of 2021, revenues were $5 million and $9 million, respectively. Industrial revenues from Direct Access customers for the three and six months ended June 30, 2022 were $6 million and $11 million, respectively. For the comparable three- and six-month periods of 2021, revenues were $7 million and $15 million, respectively.

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Six Months Ended June 30,
	2022		2021
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	3,235	26%	4,289	36%
Coal	966	8	895	7
Total thermal	4,201	34	5,184	43
Hydro	566	4	581	5
Wind	908	7	1,197	10
Total generation	5,675	45	6,962	58
Purchased power:
Hydro	3,564	27	2,472	21
Wind	445	4	482	4
Solar	329	3	267	2
Natural Gas	2	—	4	—
Waste, Wood and Landfill Gas	79	1	83	1
Source not specified	2,500	20	1,721	14
Total purchased power	6,919	55	5,029	42
Total system load	12,594	100%	11,991	100%
Less: wholesale sales	(2,932)		(2,504)
Retail load requirement	9,662		9,487

The following table indicates the number of heating degree-days for the three months ended June 30, 2022 and 2021, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2022	2021	Avg.

First Quarter	1,761	1,805	1,846
April	454	290	365
May	242	167	184
June	65	41	75
Second Quarter	761	498	624
Year-to-date	2,522	2,303	2,470
Increase/(decrease) from the 15-year average	2%	(7)%